Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of James River Group Holdings, Ltd. (the “Company”) on Form 10-K for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. Adam Abram, Chairman and Chief Executive Officer of the Company, Robert P. Myron, President and Chief Operating Offier, and Sarah C. Doran, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Adam Abram
J. Adam Abram
Chairman and
Chief Executive Officer
(Principal Executive Officer)
March 10, 2017

/s/ Robert P. Myron
Robert P. Myron
President and Chief Operating Officer
(Co-Principal Financial Officer)
March 10, 2017

/s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer
(Co-Principal Financial Officer)
March 10, 2017